UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material under § 240.14a-12

Dynegy Inc.

(Name of Registrant as Specified in its Charter)

Seneca Capital International Master Fund, L.P.

Seneca Capital, L.P.

Seneca Capital Investments, L.P.

Seneca Capital Investments, LLC

Seneca Capital International GP, LLC

Seneca Capital Advisors, LLC

Douglas A. Hirsch

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)

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FOR IMMEDIATE RELEASE

SAVING DYNEGY: RESPONDING TO “CONFUSION” WITH MORE CONVICTION THAN EVER

NEW YORK, February 9—Seneca Capital, the second largest shareholder of Dynegy Inc. (NYSE: DYN) with a 12% economic interest (including 9.3% voting common stock) urges Dynegy shareholders to NOT TENDER their stock to Icahn Enterprises Holdings LP (IEP), an affiliate of Dynegy’s largest shareholder, for $5.50 per share. Furthermore, Seneca Capital preemptively rejects an offer for $6.00 per share, should IEP increase its offer. It is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

“STALKING HORSE BID”: Facing the recent overwhelming rejection of its $5.50 per share tender offer by holders of more than 95% of non-affiliated shares, IEP recently characterized its $5.50 per share tender offer as a “stalking horse bid”. Seneca Capital is therefore reiterating its request to the Dynegy Board for an immediate waiver to its poison pill to permit Seneca Capital to work in concert with others for the purpose of acquiring additional Dynegy common stock, including potentially IEP’s affiliated ownership position, at a price greater than $5.50 per share. Seneca Capital calls upon IEP to encourage the Dynegy Board to grant a waiver to this highly restrictive poison pill.

SURPRISED?: IEP also suggested that Seneca Capital believed a higher offer would be forthcoming after shareholders twice overwhelmingly rejected two offers from Blackstone. As expressed in previous public communications, Seneca Capital was shocked and disappointed that the Dynegy Board abandoned its promised careful and independent review of Dynegy’s standalone alternatives in favor of selling the company for an incremental $0.50 per share (less than 2% of enterprise value). Seneca Capital is neither surprised nor disappointed that other bidders did not emerge during an ill-timed Christmas-season go-shop that included confidentiality agreement provisions so restrictive even IEP would not sign one in advance of its executed merger agreement.

THE NATURAL GAS ILLUSION: IEP has also made public comments questioning Dynegy’s “illusory” valuation within the context of its exposure to natural gas. Seneca Capital, as presented in previous materials filed with the Securities and Exchange Commission (SEC), has extensively analyzed the impact of changes in forward power prices upon the profitability of Dynegy’s power plants. The analysis demonstrates that from August 12th to December 31st, improvements in forward gross margins for Dynegy’s plants more than offset incremental weakness in forward natural gas prices. Seneca Capital believes the only illusion related to Dynegy is the apparent confusion over the drivers of Dynegy’s margins: Dynegy actually manufactures power, not natural gas, and the price of that power is influenced by a multitude of factors besides the price of natural gas.

MORE CONVICTION: On January 25 Seneca Capital filed with the SEC a detailed presentation in support of its view that shareholders should reject the $5.50 per share tender offer. In those materials, Seneca Capital updated its analysis to reflect the work of outside experts including a third-party accounting firm’s analysis of cost cutting potential and a power price scenario analysis performed by Ventyx (Energy Velocity). Seneca Capital would be pleased to meet with IEP to walk through those materials and to explain why Seneca Capital has more conviction than ever that selling Dynegy at a low price at this point in the cycle does not reflect Dynegy’s industry leading operating and financial leverage to a commodity recovery. Furthermore, Dynegy’s flexible capital structure and cost cutting potential provide additional levers to drive value regardless of commodity prices.

PURSUING CHANGE: Seneca Capital continues to vigorously pursue a consent solicitation to protect shareholder value by replacing the Chairman and one other Board member with Hunter Harrison, a pioneering railroad executive, and Jeff Hunter, a successful power industry veteran. Mr. Harrison and Mr. Hunter are fully aligned with the proposition of driving value for Dynegy shareholders – Mr. Harrison has already purchased 500,000 shares personally and Mr. Hunter has committed to purchase 300,000 shares while serving on the Board.

Seneca Capital is currently working diligently towards achieving definitive status for its preliminary consent solicitation and expects to file a revised document with the SEC later today. Dynegy must provide a record date for the consent solicitation that is no later than 20 days from the date of a request by Seneca Capital. Once the preliminary consent solicitation becomes definitive, Seneca Capital will begin gathering shareholder consents and once consents for a majority of shares outstanding have been collected, Seneca’s nominees must be seated on the Dynegy Board.

Seneca Capital urges shareholders to NOT TENDER their stock for $5.50 per share. It is the WRONG PRICE at the WRONG TIME for the WRONG REASONS.

Contact:

for Seneca Capital

Patrick Linehan and Scot Hoffman, Robinson Lerer & Montgomery, 646-805-2042 (for media inquiries) Bruce Goldfarb, Steven C. Balet and Geoff Sorbello, Okapi Partners, 212-297-0720 (as Information Agent)

FORWARD-LOOKING STATEMENTS; STATEMENT OF SENECA CAPITAL BELIEFS; FORECASTS

This press release contains statements, including Seneca Capital’s beliefs as to valuation, which are forward looking statements about future events and sets forth a presentation of our beliefs. The forward-looking statements are not guarantees of future performance, and we caution you not to rely unduly on them. You should be aware that any forward-looking statements are based on certain assumptions and subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results that are materially different. We have based many of these forward-looking statements on our beliefs, expectations and assumptions about future events that may prove to be inaccurate. While we consider these beliefs, expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to anticipate and many of which are beyond our control. We caution you that the forward-looking statements are inherently uncertain and necessarily involve risks that may affect Dynegy Inc.’s (“Dynegy”) business prospects and performance, causing actual results to differ from those discussed or presented in this presentation. Without limiting the generality of the foregoing, Seneca Capital’s beliefs as to future value are based on a variety of assumptions as to the future that Seneca Capital believes constitute a reasonable, potential valuation scenario that could develop within the next several years for Dynegy but which are nonetheless subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results materially different than anticipated. Seneca Capital’s beliefs as to current value are based on a variety of assumptions, including as to the future, that Seneca Capital believes constitute reasonable assumptions but which are nonetheless subject to risks and uncertainties that exist in the business environment that could render actual outcomes and results that are materially different.

THIRD-PARTY INFORMATION

This press release contains references to third-party sources of information. Neither Ventyx nor the third party accounting firm have provided any representation or warranty as to the accuracy of information provided in their reports and you may not rely on their reports. In addition, the referenced report of the accounting firm has been provided in preliminary form, and notes further investigation, validation and diligence is required. Their report does not constitute an audit, examination or review in accordance with standards established by the American Institute of Certified Public Accountants and firm has not otherwise verified the information obtained or presented in their report.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (together with each of the foregoing, “Seneca”) have jointly made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and a consent card to be used to replace two members of the Dynegy Board of Directors and to adopt certain other proposals set forth in the consent statement.

SENECA ADVISES ALL STOCKHOLDERS OF DYNEGY TO READ THE CONSENT STATEMENT AND OTHER CONSENT SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION THE PARTICIPANTS IN THE CONSENT SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE, WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ CONSENT SOLICITOR AT THE TELEPHONE NUMBER INCLUDED IN THE DEFINITIVE CONSENT STATEMENT, ONCE AVAILABLE.

Each of Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch is a participant in this solicitation. Douglas A. Hirsch is the managing member of each of Seneca Capital Investments, LLC, Seneca Capital International GP, LLC and Seneca Capital Advisors, LLC. The principal occupation of Mr. Hirsch is investment management. Seneca Capital Investments, LLC is the general partner of Seneca Capital Investments, L.P. Seneca Capital International GP, LLC is the general partner of Seneca Capital International Master Fund, L.P., and Seneca Capital Advisors, LLC is the general partner of Seneca Capital, L.P. The principal business address of Mr. Hirsch, Seneca Capital Investments, LLC, Seneca Capital Investments, L.P., Seneca Capital International GP, LLC, Seneca Capital International Master Fund, L.P., Seneca Capital Advisors, LLC and Seneca Capital, L.P. is c/o Seneca Capital Investments, LP, 590 Madison Avenue, 28th Floor, New York, New York 10022.

As of February 8, 2011, Seneca Capital International Master Fund, L.P. beneficially owned 7,712,100 shares of Dynegy’s common stock, par value $0.01 per share (“Shares”), representing beneficial ownership of approximately 6.4% of the Shares. As of February 8, 2011, Seneca Capital, L.P. beneficially owned 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares. Each of Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, and Mr. Hirsch may be deemed to beneficially own 11,226,500 Shares, representing beneficial ownership of approximately 9.3% of the Shares, held in the aggregate by Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. Seneca Capital International GP, LLC may be deemed to beneficially own 7,712,100 Shares, representing beneficial ownership of approximately 6.4% of the Shares, held by Seneca Capital International Master Fund, L.P. Seneca Capital Advisors, LLC may be deemed to beneficially own 3,514,400 Shares, representing beneficial ownership of approximately 2.9% of the Shares, held by Seneca Capital, L.P.

As of February 8, 2011, Seneca Capital International Master Fund, L.P. and Seneca Capital, L.P. held European-style call options, providing the right to purchase 2,331,400 and 1,059,600 shares, respectively at an exercise price of $0.01 per share by delivery of notice of exercise as of April 15, 2011.